Exhibit 10.05.1.3

To the Notary:

Please file in your Registry of Public Deeds one evidencing the modification to the Second Addendum to the Subordination of Rights and Conditional Assignment Agreement (“Modification to the Second Addendum and Assignment Agreement”) entered into by and between:

•	ODEBRECHT LATINVEST PERU DUCTOS, S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20513396571, with domicile for the purpose hereof at Avenida Víctor Andrés Belaúnde 280, Oficina 501, San Isidro, Lima, acting by and through Jorge Henrique Simoes Barata, holder of National Identification Document (DNI) 000317457 and Javier Bernardo de Souza Ferreira Barclay, holder of DNI 08230306, as per powers of attorney registered in Electronic Entry Nr. 11893941 of the Registry of Legal Entities of the Lima and Callao Registration Office (“OLPD”);

•	ODEBRECHT S.A., a corporation duly organized and validly existing under the laws of Brazil, identified with Taxpayer (CNPJ) Nr. 05.144.757/0001.72, with domicile for the purpose hereof at Avenida Luis Viana 2841, Ed. Odebrecht, Salvador, Bahía, Brazil, acting by and through Javier Bernardo de Souza Ferreira Barclay, holder of DNI 08230306 and Diana Elizabeth Ortiz Mendoza, holder of DNI 03658529, as per powers of attorney included in the instrument granted on August 2, 2016, which in your capacity as Notary Public you are hereby requested to insert (“ODB”);

•	INVERSIONES EN INFRASTRUCTURA DE TRANSPORTE POR DUCTOS S.A.C., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 2054837130, with domicile for the purpose hereof at Avenida Víctor Andrés Belaúnde 280, Oficina 502, San Isidro, Lima, acting by and through Jorge Henrique Simoes Barata, holder of National Identification Document (DNI) 000317457 and Javier Bernardo de Souza Ferreira Barclay, holder of DNI 08230306, as per powers of attorney registered in Electronic Entry Nr. 12866524 of the Registry of Legal Entities of the Lima and Callao Registration Office (“IITD”);

•	ODEBRECHT PERÚ INGENIERÍA Y CONSTRUCCIÓN S.A.C., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20166012687, at Avenida Víctor Andrés Belaúnde 280, San Isidro, Lima, acting by and through Raymundo Nonato Trindade Serra, holder of Foreign Resident Card (CE) 000071156, and Allan Chan Matos, holder of Foreign Resident Card (CE) 000614605, both as per powers of attorney registered under Item C00336 of Registration Entry 11000180 of the Registry of Legal Entities of Trujillo (“OPIC”);

•

CONSTRUCTORA NORBERTO ODEBRECHT S.A., SUCURSAL DEL PERÚ, a branch office of a foreign corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20509656607, with domicile for the purpose hereof at Avenida Víctor Andrés Belaúnde 280, San Isidro, Lima, acting by and through Raymundo Nonato Trindade Serra, holder of Foreign Resident Card (CE) 000071156, and Allan Chan Matos, holder of Foreign Resident Card (CE) 000614605, as per powers of attorney registered in Registration Entry 11686833 of the Registry of Legal Entities of the Trujillo Registration Office (“CNO” and jointly, with OLPD, ODB, IITD and OPIC, “Odebrecht” and with the Original Parties – as this term is defined herein below, the “Parties”);

And

•	ENAGÁS S.A., a corporation duly organized and validly existing under the laws of Spain, identified with Fiscal Identification Code A-28294726, with domicile for the purpose hereof at Avenida Santo Toribio 173, Oficina 501, San Isidro, Lima, acting by and through Pedro Martín-Ondarza Gonzalez, holder of Foreign Resident Card (CE) 001232975, as per powers of attorney granted under the special Power of Attorney Deed, dated August 4, 2016, which in your capacity as Notary Public you are hereby requested to insert (“Enagás”);

And

•	GRAÑA Y MONTERO S.A.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20332600592, with domicile for the purpose hereof at Avenida Paseo de la República 4675, Surquillo, Lima, acting by and through Luis Francisco Díaz Olivero, holder of DNI 07872756 and Mónica María Miloslavich Hart, holder of DNI 10545024, as per powers of attorney registered in Electronic Entry 11028652 of the Registry of Legal Entities of the Lima and Callao Registration Office (“G&M”);

•	GyM S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20100154057, with domicile for the purpose hereof at Avenida Paseo de la República 4675, Surquillo, Lima, acting by and through Luis Francisco Díaz Olivero, holder of DNI 07872756 and Mónica María Miloslavich Hart, holder of DNI 10545024, as per powers of attorney registered in Electronic Entry 11006796 of the Registry of Legal Entities of the Lima and Callao Registration Office (“GyM”);

•	NEGOCIOS DE GAS S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20600703499, with domicile for the purpose hereof at Avenida Paseo de la República 4675, Surquillo, Lima, acting by and through Luis Francisco Díaz Olivero, holder of DNI 07872756 and Mónica María Miloslavich Hart, holder of DNI 10545024, as per powers of attorney registered in Electronic Entry 13493968 of the Registry of Legal Entities of the Lima and Callao Registration Office (“NG” and jointly, with G&M and GyM, “Graña”);

And with the participation of:

•

GASODUCTO SUR PERUANO S.A., a corporation duly organized and validly existing under the laws of Peru, with Taxpayer (RUC) Nr. 20563236354, at Avenida Víctor Andrés Belaúnde 280, Piso 2, San Isidro, Lima, acting by and through Dennis Gray Febres, holder of DNI 101567015 and Marcio Luiz Perez Ribeiro, holder of Foreign

Resident Card (CE) 001259266, as per powers of attorney registered in Electronic Entry 1322717 of the Registry of Legal Entities of the Lima and Callao Registration Office (“GSP” and jointly with OLPD, ODB, Enagás, G&M, IITD and NG, the “Original Parties”);

The Parties hereby enter into this Modification to the Second Addendum and Assignment Agreement in the following terms and conditions:

ONE: RECITALS

1.1.	On April 29, 2016, the Original Parties entered into the Subordination of Rights Agreement in order to regulate the exercise of certain collection rights that they or their related entities hold or may hold with GSP (the “Agreement”) a copy of which is attached hereto as Exhibit 1 to this Second Addendum and Assignment Agreement.

1.2.	On June 24, 2016, the Parties entered into the First Addendum to the Agreement in the terms and conditions established therein (the “First Addendum”) a copy of which is attached hereto as Exhibit 2 to this Second Addendum and Assignment Agreement.

1.3.	On August 11, 22016, IITD, OLPD, CNO, OPIC, Enagás Internacional S.L.U., G&M, NG, GyM and GSP have signed a document called Contributions Payment Commitment, whereby it was agreed to make certain contributions to the capital stock of GSP in the amounts and dates established therein (the “Contributions Payment Commitment”).

1.4.	On August 11, 2016, the Parties executed the Second Addendum to the Agreement on Subordination of Rights and Conditional Assignment of Subordinated Rights.

1.5.	The Parties consider it convenient to modify the Second Addendum to the Agreement on Subordination of Rights and Conditional Assignment of Subordinated Rights.

TWO: MODIFICATION TO THE SECOND ADDENDUM AND ASSIGNMENT AGREEMENT

2.1.	The Parties agree to modify Sub clause 4.1 of the Agreement: Assignment of Rights, which hereinafter will read as follows:

“4.1 Under this Second Addendum and Assignment Agreement, each and every one of OLPD, ODB, IITD, OPIC and CNO (jointly the “Assignors”) assign (the “Assignment”) and agree to cause that the members of their economic group assign any and all amounts due, credits, interest or entitlements held with GSP, current or future, certain or contingent (including any right of the Assignors over the equity of GSP in any scenario for their respective capital contributions or for any other concept over any equity account, including any right in case of liquidation of GSP or selling of its assets) (the “Assigned Credit Rights”) in favor of G&M and Enagás (“the

Assignees”) subject to the condition precedent that the following event is verified (the “Condition Precedent”): (i) that notification of the resolution issued by the competent authority of the Peruvian Institute for the Defense of Free Competition and Intellectual Property – INDECOPI, declaring the bankruptcy situation of GSP be served.”

2.2.	The Parties agree to include Sub clause 4.4 to Clause 4: Assignment of Rights, which hereinafter will read as follows:

“4.4 The Assignors are hereby bound to provide, immediately and irrevocably, to the Assignees (and to their respective successors, including, without limitation, any person or autonomous equity that may acquire the Assigned Credit Rights) any and all documentation and information that may be required to prove the existence, origin, legitimacy, amount, enforceability, ownership and effective transfer of the Assigned Credit Rights in favor of the Assignees, as well as any other documentation that may be necessary, in the Assignees’ discretion or as may be required by the competent bankruptcy proceeding authority so that the said credits are timely verified and recognized before such authority.

Thus, without being limited to the list below, the Assignors shall be in the obligation to provide to the Assignees promptly after being requested to, the following: (a) the documents that prove the existence, origin, amount, ownership and enforceability of the Assigned Credit Rights (including the contracts and/or agreements from which said credits derive); (b) the certificates of the accounting entries showing the Assigned Credit Rights as accounts receivable from GSP, signed by a Certified Public Accountant (authenticated by notary public, if required by the Assignees) as well as any other accounting documents evidence registration of the Assigned Credit Rights; (c) affidavits stating that no payments have been received with regard to the Assigned Credit Rights or that partial payments have been received, including invoices, vouchers, receipts and/or bank account statements; (d) liquidations of the amounts owed under the Assigned Credit Rights; (e) communications exchanged between debtor of the Assigned Credit Rights and the Assignors; (f) tax-related documents concerning the Assigned Credit Rights and, in general, (g) any minutes, certification, affidavit and/or public and/or private document that may be required to comply with the purposes set forth in this paragraph, as well as any other information and/or document that may be or is required by the competent bankruptcy authority in order to timely recognize the Assigned Credit Rights as credits recognized in the bankruptcy proceeding of GSP and always considering the timeframes provided in the applicable bankruptcy laws.

The Assignors hereby agree to send to the Assignees (i) a list of the Assigned Credit Rights as at the closing of the month of September 2016; and (ii) the information indicated in the foregoing paragraph corresponding to the credits indicated in the preceding item (i) within eight (8) business days after this document is executed. For any other Assigned Credit Right not included in the list to be sent pursuant to the provisions in the preceding item (i) the Assignors shall send the information previously mentioned to the Assignees within eight (8) business days as of the date when such new assigned credit rights are generated.

Once the above-mentioned documentation has been delivered, it must be updated by the Assignors every forty-five (45) calendar days and as requested by the Assignees, until the Assigned Credit Rights are verified and recognized by the competent bankruptcy authority.

If requested by the Assignees, Assignors undertake to intervene in any incorporation act of an autonomous equity (e.g., Trust Agreements) that include Assigned Credit Rights, so that the obligation to prove the existence, origin, legitimacy, amount, ownership and enforceability of the Assigned Credit Rights as provided for in the foregoing paragraph, may be enforceable in favor of such autonomous equity, which will act by and through the entity in charge of its administration (e.g., the Fiduciary Agent).

Finally, if required by the Assignees or by the competent bankruptcy authority, the Assignors undertake to sign any request, writ or any other document that may be required for the verification and recognition of the Assigned Credit Rights by the competent bankruptcy authority”.

In witness whereof the Parties hereunto set their hands in Lima, on October 25, 2016.

/s/ Jorge Henrique Simoes Barata	/s/ Javier Bernardo de Souza Ferreira Barclay
ODEBRECHT LATINVEST PERÚ DUCTOS S.A.

/s/ Javier Bernardo de Souza Ferreira Barclay	/s/ Diana Elizabeth Ortiz Mendoza
ODEBRECHT S.A.	ODEBRECHT S.A.

/s/ Jorge Henrique Simoes Barata	/s/ Javier Bernardo de Souza Ferreira Barclay
INVERSIONES EN INFRAESTRUCTURA DE TRANSPORTE POR DUCTOS S.A.C.

/s/ Raymundo Nonato Trindade Serra	/s/ Allan Chan Matos
ODEBRECHT PERÚ INGENIERÍA Y CONSTRUCCIÓN S.A.C.

/s/ Raymundo Nonato Trindade Serra	/s/ Allan Chan Matos
CONSTRUCTORA NORBERTO ODEBRECHT S.A., SUCURSAL DEL PERÚ

/s/ Pedro Martín-Ondarza Gonzalez
ENAGÁS S.A.

/s/ Luis Francisco Díaz Olivera	/s/ Mónica María Miloslavich Hart
GRAÑA Y MONTERO S.A.A.	GRAÑA Y MONTERO S.A.A.

/s/ Luis Francisco Díaz Olivera GyM S.A.	/s/ Mónica María Miloslavich Hart GyM S.A.

/s/ Luis Francisco Díaz Olivera NEGOCIOS DE GAS S.A.	/s/ Mónica María Miloslavich Hart NEGOCIOS DE GAS S.A.

/s/ Dennis Gray Febres GASODUCTO SUR PERUANO S.A.	/s/ Marcio Luiz Perez Ribeiro GASODUCTO SUR PERUANO S.A.

(Seal)	LAOS DE LAMA NOTARY PUBLIC’S OFFICE
Kardex Nr. 235387